Exhibit 10.1

LEASE AGREEMENT BETWEEN

PEGASUS PARK, LLC,

AS LANDLORD, AND

TAYSHA GENE THERAPIES, INC.,

AS TENANT

DATED January 8, 2021

3000 Pegasus park drive
dallas, TEXAS

BASIC LEASE INFORMATION

Lease Date:	January 8, 2021
Landlord:	Pegasus Park, LLC, a Delaware limited liability company
Tenant:	Taysha Gene Therapies, Inc., a Delaware corporation
Premises:

Suite No. 1430, containing approximately 15,000 rentable square feet, on the 14th floor of the office building commonly known as the Tower (the "Building"), and whose street address is 3000 Pegasus Park Drive, Dallas, Texas 75247.  The Premises are outlined on the plan attached to the Lease as Exhibit A.  The land on which the Building is located (the "Land") is described on Exhibit B.  The term "Project" shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.

Term:

120 full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 120th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:

The  date on which the Work (as defined in Exhibit D hereto) in the Premises is Substantially Completed (as defined in Exhibit D hereto) and possession of the Premises is tendered to Tenant in a condition that is ready for occupancy and business operations; provided that may be occupied in two phases during 2021.

Basic Rent:	Basic Rent shall be the following amounts for the following periods of time:
	Lease Month	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
	1 - 12	$26.00	$32,500.00
	13 – 24	$27.30	$34,125.00
	25 – 36	$28.67	$35,831.25
	37 – 48	$30.10	$37,622.81
	49 – 60	$31.60	$39,503.95
	61 – 72	$33.18	$41,479.15
	73 – 84	$34.84	$43,553.11
	85 – 96	$36.58	$45,730.76
	97 – 108	$38.41	$48,017.30
	109 – 120	$40.33	$50,418.17

As used herein, the term "Lease Month" means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Security Deposit:	$32,500.00.
Rent:

Basic Rent, Tenant's Proportionate Share of Taxes and Electrical Costs, Tenant's share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office and related ancillary uses.
Tenant's Proportionate Share:

2.78%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 538,668 rentable square feet in the Building.  Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above were measured in accordance with the Building Owners and Managers Association International Modified Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-2010, Method B and are conclusive and shall be binding upon them.

Pegasus Park Office Lease (Taysha Gene Therapies)	i

Expense Stop:	Not applicable (triple net lease).
Base Tax Year:	Not applicable (triple net lease).
Initial Liability Insurance Amount:	$2,000,000
Tenant's Address:	For all notices: Taysha Gene Therapies, Inc. 2280 Inwood Road Dallas, Texas 75235 Attention: Kamran Alam, CFO	With a copy to: Cooley LLP 11951 Freedom Drive, 16th Floor Reston, Virginia 20190 Attention: Peter N. Crain Telephone: 703-456-8189
Landlord's Address:	For all Notices: Pegasus Park, LLC P.O. Box 35828 Dallas, Texas 75235 Attention: Property Manager Telephone: 214-351-6300	With a copy to: J. Small Investments P.O. Box 35828 Dallas, Texas 75235 Attention: General Counsel Telephone: 214-351-6300

Pegasus Park Office Lease (Taysha Gene Therapies)	ii

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above.  If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	PEGASUS PARK, LLC, a Delaware limited liability company

By:
	Name:	Justin A. Small
	Title:	President

TENANT:	TAYSHA GENE THERAPIES, INC., a Delaware corporation

By:
Name:
Title:

Pegasus Park Office Lease (Taysha Gene Therapies)	iii

LEASE

This Lease Agreement (this "Lease") is entered into as of January 8, 2021, between Pegasus Park, LLC, a Delaware limited liability company ("Landlord"), and Taysha Gene Therapies, Inc., a Delaware corporation ("Tenant").

1.Definitions and Basic Provisions.  The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.  Additionally, the following terms shall have the following meanings when used in this Lease: "Affiliate" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "Building's Structure" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "Building's Systems" means the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems; "including" means including, without limitation; "Laws" means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting this Lease or the Project, and "Law" means any of the foregoing; "Tenant's Off-Premises Equipment" means any of Tenant's equipment or other property that may be located on or about the Project (other than inside the Premises); and "Tenant Party" means any of the following persons:  Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees; and “Landlord Party” means any of the following persons:  Landlord and any of their respective agents, contractors, employees, guests, invitees, assignees and licensees.

2.Lease Grant.  Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises together with the right in common with others to use any portions of the Project that are designated by Landlord for the common use of tenants and others, such as, without limitation, sidewalks, common corridors, driveways, parking areas, elevators, stairways, the Amenities (defined herein), vending areas, lobby areas, and, with respect to multi-tenant floors, restrooms and elevator foyers.

3.Tender of Possession.  Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about April 15, 2021 (the "Estimated Delivery Date").  If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant.  Notwithstanding the foregoing, if Landlord does not deliver possession of the Premises in the condition required by May 31, 2021 (subject to extension due to Tenant Delay or Force Majeure), Tenant may terminate this Lease by delivering written notice to Landlord.  Upon any such termination pursuant to this Section 3 Landlord shall return to Tenant the Security Deposit and any prepaid Basic Rent or Additional Rent and shall promptly reimburse Tenant for all hard and soft costs incurred by Tenant related to the design and construction of the tenant improvements (as described in this Lease and Exhibit D) and all costs incurred for furniture purchased for the Premises, and Landlord shall be entitled to retain all such improvements and furniture.  By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any, and any termination right pursuant to this Section shall be considered null and void.  Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease.  Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent, Additional Rent, Taxes and Electrical Costs (each as defined herein).

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4.Rent.

(a)Payment.  Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient funds at Landlord's address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes.  The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Basic Rent, adjusted as herein provided, shall be payable monthly in advance.  The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term.  The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date.  Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated.  Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.

(b)Operating Costs; Taxes; Electrical Costs.

(1)Commencing on the Commencement Date, Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) ("Additional Rent") equal to the annual Operating Costs (defined below) per rentable square foot in the Building (calculated using Tenant's Proportionate Share of Operating Costs).  Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term.  During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein.  From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

(2)The term "Operating Costs" means all expenses and disbursements (subject to the limitations set forth below) that Landlord actually incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord's reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings and the useful economic life of such improvements, as determined by a third‑party engineering or professional consulting firm engaged by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by a third‑party engineering or professional consulting firm engaged by Landlord in its reasonable discretion; (D) cost of all utilities, except Electrical Costs and the cost of other utilities reimbursable to Landlord by the Project's tenants other than pursuant to a provision similar to this Section 4(b); (E) insurance expenses for the Project; (F) repairs, replacements, and general maintenance of the Project; and (G)  service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance).  If the Building is part of a multi-building office complex (the

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"Complex"), Operating Costs, Taxes and Electrical Costs for the Complex may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord.

Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) Taxes; (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (x) expenses (including attorneys' fees) incident to Landlord's enforcement of any lease; (xi) ground rental payments; (xii) fines, penalties or damages incurred by Landlord as a result of any violation of law committed by Landlord, or any breach of contract (or breach of lease with other tenants of the Project) committed by Landlord, or Landlord’s failure to timely pay Taxes or Operating Costs; (xiii) Landlord's advertising, promotional and marketing expenses; (xiv) any costs for which Landlord is reimbursed, including by way of insurance proceeds (or would have been reimbursed if Landlord had maintained the insurance it is required to maintain under this Lease), condemnation awards, warranties, guaranties or otherwise; (xv) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building, the Land or the Project, including without limitation, brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges; (xvi) costs or expenses of utilities directly metered to tenants of the Building; (xvii) costs associated with any special utilities, services or amenities furnished to any other tenant in the Building which Landlord does not make available to Tenant; (xviii) the cost of any work furnished by Landlord without charge as an inducement for a tenant to lease space (e.g., through improvement allowances); (xix) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (xx) costs of any work performed or service provided for which fees are separately charged to Tenant or other compensation received from Tenant (except for fees charged pursuant to provisions similar to this Section 4); costs associated with utilities, services or amenities not available to all tenants and not available to Tenant; and costs associated with utilities, services or amenities provided to any tenant other than Tenant to a materially greater extent or in a materially more favorable manner than generally provided to other tenants (including Tenant), to the extent of the costs associated with such greater extent or more favorable manner of providing such utilities, services or amenities; (xxi) payments for equipment rentals, the cost of which would constitute a capital expenditure if such equipment were purchased; (xxii) costs for sculptures, paintings and other objects of art located in the interior or on the exterior of the Building or immediately adjacent thereto; (xxiii) all amounts that would otherwise be included in Operating Costs which are paid to any affiliate of Landlord, to the extent the costs of such services exceed competitive rates for such services rendered by persons or entities of similar skill, competence and experience; (xxiv) subject to clause (C) above, costs of any repairs, alterations, additions, changes, tools, equipment replacements and the like which under generally accepted accounting principles and practices are properly classified as capital expenditures; (xxv) expenses in connection with repairs or other work occasioned by the exercise of the right of eminent domain; (xxvi) damages incurred due to the negligence or willful misconduct of the Landlord or Landlord’s agents, employees or contractors; (xxvii) Landlord's general partnership or limited liability company overhead not related to management, operation, maintenance and repair of the Building; (xxviii) bad debt loss, rent loss or reserves for bad debt or rent loss; (xxix) costs of decorating; (xxx) contributions to charitable or political organizations; (xxxi) costs incurred in connection with the operation of any retail operations at the Project that are payable by third parties; (xxxii) any operating costs related to any future expansion of the Building or the Project; (xxxiii) costs which are duplicative, (xxxiv) rent for a management office and rent and expenses for a marketing office, (xxxv) property management fees in excess of five percent (5%) of gross rents for the Project, and (xxxvi) costs incurred to remove any hazardous materials or other toxic material or substances from either the Building or the Premises.  In the event there exists a conflict as to an expense which is specified to be included in Operating Costs and is also specified to be excluded from Operating Costs within the above lists, the exclusions listed above shall prevail and the expenses shall be deemed excluded.  Landlord shall not recover more than 100% of the Operating Costs actually incurred by Landlord.

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(3)Tenant shall also pay Tenant's Proportionate Share of Taxes for each year and partial year falling within the Term.  Tenant shall pay Tenant's Proportionate Share of Taxes in the same manner as provided above for Tenant's Proportionate Share of Operating Costs.  "Taxes" means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof).  Taxes shall include the reasonable and actual costs of independent consultants retained in an effort to lower taxes and all reasonable and actual costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project.  For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement.  Notwithstanding any of the foregoing, the following shall not be included in Taxes and Tenant shall not be required to pay (i) any municipal, county, state or federal income tax, or (ii) any inheritance, estate, succession, transfer, franchise, gift, excise, estate, corporation, net income or profit tax or capital levy imposed upon Landlord, or (iii) personal income taxes, personal property taxes, or (iv) other tax or assessment levied against Landlord, or penalties or interest on late payments.  Landlord shall not recover more than 100% of the Taxes actually incurred by Landlord.

(4)Tenant shall also pay to Landlord Tenant's Proportionate Share of the cost of all electricity used by the Project ("Electrical Costs").  Such amount shall be payable in monthly installments on the Commencement Date and on the first day of each calendar month thereafter.  Each installment shall be based on Landlord's estimate of the amount due for each month.  From time to time during any calendar year, Landlord may estimate or re-estimate the Electrical Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations.

(5)By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a detailed statement of Operating Costs and Electrical Costs for the previous year, in each case adjusted as provided in Section 4(b)(6), and of the Taxes for the previous year (the "Operating Costs and Tax Statement").  Landlord shall promptly respond to any inquiries and requests for invoices or other information with respect to Operating Costs, Electrical Costs or Taxes.  If Tenant's estimated payments of Operating Costs, Electrical Costs or Taxes under this Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant's estimated payments of Operating Costs, Electrical Costs or Taxes under this Section 4(b) for such year are less than Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency.

(6)With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the Operating Costs and Electrical Costs for such period which vary with the occupancy of the Building shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.  In no event shall the provisions of this Section be used to enable Landlord to collect from tenants of the Project more than one hundred percent (100%) of Operating Costs actually incurred.

(7)Audit Rights. If Tenant disputes the amount set forth in a given Operating Costs and Tax Statement, Tenant shall have the right, at Tenant’s sole expense, to cause Landlord’s books and records with respect to the particular calendar year that is the subject of that particular Operating Costs and Tax Statement to be audited by a certified accountant selected by Tenant from a certified public accounting

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firm licensed in the state of Texas, provided (i) there is no Event of Default, and (ii) Tenant delivers written notice (the “Audit Notice”) to Landlord on or prior to the date that is ninety (90) days after Landlord delivers the Operating Costs and Tax Statement in question to Tenant (such 90-day period, the “Response Period”). If Tenant fails to timely deliver an Audit Notice with respect to a given Operating Costs and Tax Statement, then Tenant’s right to undertake an Audit with respect to that Operating Costs and Tax Statement and the calendar year to which that particular Operating Costs and Tax Statement relates shall be automatically waived. If such audit reveals that an error was made in the amounts previously charged to Tenant, then Landlord shall credit such excess to future Basic Rent or other monetary obligations provided that such amount shall be promptly paid to Tenant upon the expiration of the Term. If Tenant’s audit of the amounts reveals an overcharge of five percent (5.0%) or more, Landlord promptly shall reimburse Tenant for the reasonable costs of the audit. If Tenant retains an agent to review Landlord’s records, the agent must be with a nationally or regionally recognized licensed CPA firm; the audit may not be conducted by an auditor retained on a contingent fee basis.  Tenant shall provide Landlord with a copy of any report prepared in connection with such review or audit within seven (7) business days after Tenant’s receipt of such report.  In the event Landlord shall fail to invoice Tenant for any Additional Rent pursuant to this section within two (2) years, then Landlord shall be deemed to have waived its right to collect such Additional Rent.  In addition, in the event that Landlord shall fail to invoice Tenant for any Additional Rent pursuant to this section within six (6) months following the expiration or termination of the Term of this Lease, then Landlord shall be deemed to have waived its right to collect such Additional Rent.

5.Delinquent Payment; Handling Charges.  All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of ten percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the "Default Rate"); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency.  In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.  Notwithstanding the foregoing, the late fee and interest charges referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

6.Security Deposit.  Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease.  The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (as defined herein).  Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder.  Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law (but in any event not later than sixty (60) days after expiration or termination of this Lease).  Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered as a result of any breach of this Lease by Tenant. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon.  If Landlord transfers its interest in the Premises, Landlord shall assign the Security Deposit to the transferee and, upon such transfer and the delivery to Tenant of an acknowledgement of the transferee's responsibility for the Security Deposit as provided by Law, Landlord thereafter shall have no further liability for the return of the Security Deposit.

7.Landlord's Obligations.

(a)Services.  Landlord shall use all reasonable efforts to furnish to Tenant the following services of a quality consistent with that provided in other first class office buildings in Dallas, Texas: (1) hot and cold water at those points of supply provided for general use of tenants of the Building for lavatory, restroom, and drinking purposes; (2) heated and refrigerated air conditioning ("HVAC") as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations (including cleaning, trash removal, necessary

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dusting and vacuuming, maintaining towels, tissue and other restroom supplies and such other work as is customarily performed in connection with nightly janitorial services in office complexes similar in construction, location, use and occupancy to the Building) and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays (provided that at least one elevator shall be available to all floors of the Premises at all times and Tenant shall not be charged any fee for its use of the Building freight or passenger elevators); and (5) electrical current for equipment whose electrical energy consumption does not exceed normal office usage.  Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party.  If Tenant desires any of the services specified in Section 7(a)(2):  (A) at any time other than between 7:00 a.m. and 6:00 p.m. on weekdays and between 7:00 a.m. and 1:00 p.m. on Saturday (in each case other than federal holidays), or (B) on Sunday or holidays, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within 30 days after Landlord has delivered to Tenant an invoice therefor.  The current estimate of the costs incurred by Landlord in providing such services is $55.00 per hour.

(b)Excess Utility Use.  Landlord shall not be required to furnish electrical current for equipment that requires more than 120/208 volts or other equipment whose electrical energy consumption exceeds normal office usage.  If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor.  Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method.  If Tenant’s equipment exceeds the electrical energy consumption allowed herein, Landlord may take reasonable action to measure such excess consumption, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense.  Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 120/208 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld.  Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord's sole discretion.  The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises; provided that Landlord represents and warrants to Tenant that the feeders and risers to and wiring in the Premises are sufficient for normal office usage.  Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building.  If Tenant uses machines or equipment in the Premises which unreasonably affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, in each case, plus an administrative fee of 10% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

(c)Access.  Tenant shall have access to the Building and the Premises (including, without limitation, the parking areas) on a 24 hours per day, 7 days per week and 365 days per year basis.  Tenant shall not be charged any fee for its use of the Building loading docks during the Term of this Lease.  In the event that any entry doors or elevators of the Building or Premises are monitored for access by a key-card, fingerprint or passcode system, Landlord shall provide Tenant with the initial set of all necessary key-cards, access cards or passcodes at no charge on the Commencement Date; thereafter additional sets and replacements of such items shall be provided by Landlord for a reasonable per-set fee.  Notwithstanding the foregoing or anything contained in this Lease to the contrary, Tenant shall be allowed to upgrade the security system(s) serving the Premises and to install security cameras or other security devices within the Premises.

(d)Restoration of Services; Abatement.  Landlord shall use commercially reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations

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hereunder.  If, however, Tenant is prevented from using the Premises because of the unavailability of any such service for a period of ten (10) consecutive business days following Landlord’s receipt from Tenant of a written notice regarding such unavailability, the restoration of which is within Landlord's sole control, and such unavailability was not caused by a Tenant Party or a governmental directive, then Tenant shall, as its exclusive remedy be entitled to abatement of Basic Rent and Additional Rent for each consecutive day (after such 10-day period) that Tenant is so prevented from using the Premises. If such interruption continues for more than thirty (30) consecutive days, the casualty provisions of this Lease shall govern.

8.Improvements; Alterations; Repairs; Maintenance.

(a)Improvements; Alterations.  Except as otherwise provided herein and in Exhibit D attached hereto, improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a).  No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) the (1) Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) exterior appearance of the Building, (3) appearance of the Building's common areas or elevator lobby areas, or (4) provision of services to other occupants of the Building.  Except as otherwise provided herein, Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.  Notwithstanding anything in this Lease to the contrary, Tenant shall have the right, without Landlord’s prior consent or approval, to make interior, non-structural additions, improvements and alterations to the Premises, provided that (i) Tenant shall deliver notice to Landlord prior to commencing such additions, improvements or alterations, (ii) the cost of such alterations do not exceed $30,000.00, and (iii) such alterations are performed in a good and workmanlike manner.  Unless Landlord states in writing at the time of their giving of consent to a proposed alteration, addition or improvement that all or any element of such alterations, additions or improvements must be removed by Tenant at the expiration or earlier termination of the Term hereof, such alterations, additions or improvements may remain within or upon the Premises at the expiration or other termination of the Term hereof and Tenant shall have no obligation for removal of such alterations, additions and improvements.

(b)Repairs; Maintenance.  Except for Landlord’s obligations under this Lease, Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises.  Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer's suggested service programs, all portions of the Premises, Tenant's Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises.  Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party.  If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost.  If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage.  The actual cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

(c)Landlord's Repairs.  Notwithstanding anything contained in Section 8(b) above to the contrary, Landlord shall repair, maintain and, when necessary, replace (a) all portions of the Building's Structure, including, but not limited to, the roof, foundation, exterior walls, floors, elevators and windows, (b) the parking facilities, Amenities, lighting facilities, landscaping, drainage areas, driveways, plazas, walkways, courtyards and other common areas, and (c) all portions of the Building's Systems, including, but not limited to the plumbing, heating, ventilating, air conditioning and electrical systems and other mechanical equipment and systems serving the Project, all in a manner consistent with other comparable first-class buildings in Dallas, Texas and in compliance with Laws.  Landlord shall not be liable to Tenant for any failure to make any such repairs, or to perform any maintenance

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hereunder unless such failure shall persist for thirty (30) days after written notice of the need of such repairs, maintenance or replacement is given to Landlord by Tenant (or within such additional period as may be reasonably required, so long as Landlord commences such repairs or replacement within such period and thereafter diligently proceeds to complete the same).  If a material portion of the Premises becomes untenantable or inaccessible because of the need for Landlord’s repairs for a period of ten (10) consecutive business days following Landlord's receipt from Tenant of a written notice regarding such unavailability, and such unavailability was not caused by a Tenant Party, then Tenant shall, as its exclusive remedy be entitled to an abatement of Rent with respect to that portion of the Premises which is rendered untenantable for each consecutive day (after such ten (10) business day period) that Tenant is so prevented from using the Premises.  If such interruption continues for more than thirty (30) consecutive days, the casualty provisions of this Lease shall govern.

(d)Performance of Work.  All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors reasonably approved in writing by Landlord.  Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord's property management company and Landlord's asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require or approve, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws.  All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems).  All such work which may affect the Building's Structure or the Building's Systems must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work.  All work affecting the roof of the Building must be performed by Landlord's roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof.

(e)Mechanic's Liens.  All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic's liens to be filed against the Premises or the Project in connection therewith.  Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work.  If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord.  If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.  Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of "landlord-tenant" (thereby excluding a relationship of "owner-contractor," "owner-agent" or other similar relationships).  Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.  Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord's interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work.  Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys' fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party.  This indemnity provision shall survive termination or expiration of this Lease.

9.Use.  Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to this Lease and/or the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building's Structure or the Building's Systems or subject the Premises to use that would damage the Premises.  The population density within the Premises as a whole shall at no time exceed one person for each 200 rentable square feet in the Premises.  Notwithstanding anything in this Lease to the contrary, as between

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Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the "Disabilities Acts") in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant).  The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws).  Tenant shall not use any substantial portion of the Premises for a "call center," any other telemarketing use, or any credit processing use.  If, because of a Tenant Party's acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default if Tenant does not cure such act or use within thirty (30) days after notice from Landlord, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights.  Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

10.Assignment and Subletting.

(a)Transfers.  Except as provided in Section 10(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through 10(a)(6) being a "Transfer").

(b)Consent Standards.  Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building or Complex, (4) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project, (5) is not a governmental entity, or subdivision or agency thereof, (6) is not another occupant of the Building or Complex, (7) is in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto; and (8) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion.  Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

(c)Request for Consent.  If Tenant requests Landlord's consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character.  Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord

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immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer up to a maximum amount of $1,500.

(d)Conditions to Consent.  If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer.  No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor.  Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers.  If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent.  Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder.  Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e)Attornment by Subtenants.  Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.  Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e).  The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f)Cancellation.  Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective.  If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer.  Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(g)Additional Compensation.  Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (t) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (u) the Rent allocable to the portion of the Premises covered thereby.

(h)Permitted Transfers.  Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord:

(1)an Affiliate of Tenant;

(2)any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors, Affiliates or

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assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(3)any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer.  Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder.  Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, the Complex, Landlord or other tenants of the Building or the Complex that were enforceable against Tenant prior to the Transfer.  No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers (which instrument may be redacted to remove confidential information unrelated to this Lease – for example, the terms of a merger contained in a merger agreement), (B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer, (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee, and (D) evidence or a statement of compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, including the name and address of the Permitted Transferee and any entities and persons who own, control or direct the Permitted Transferee.  The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.  Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

11.Insurance; Waivers; Subrogation; Indemnity.

(a)Tenant's Insurance.  Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $2,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter including liquor liability, if applicable in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's property management company, Landlord's asset management company and, if requested in writing by Landlord, Landlord's Mortgagee, against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant's Off-Premises Equipment, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord's Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant's Off-Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (E) worker's compensation insurance (to the extent required under applicable Laws), and (F) business interruption insurance in an amount reasonable and standard for a similarly situated tenant in the Dallas, Texas market.  Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy.  Tenant’s insurance may have commercially reasonable deductibles.  Tenant shall furnish to

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Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least two days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation of any such insurance policies.  All such insurance policies shall be in form, and issued by companies with a Best's rating of A:VII or better.  If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein after receipt of fifteen (15) days’ notice from Landlord, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.

(b)Landlord's Insurance.  Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies:  (1) property insurance for the Building's replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, (2) commercial general liability insurance in an amount of not less than $2,000,000, and (3) such other insurance coverage as is customarily carried by prudent landlords of comparable buildings in the Dallas, TX market.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary.  The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs.  The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c)No Subrogation; Waiver of Property Claims.  Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below).  Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act.  Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.  Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part.  Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.

(d)Tenant Indemnity.  Subject to Section 11(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) (a "Loss") arising from or related to (i) any use or occupancy of the Project by any Tenant Party, (ii) any default in the performance of Tenant’s obligations under this Lease, or (iii) any damage to any property occurring in, on or about the Premises arising at any time and from any cause whatsoever (except to the extent arising as a result of the negligence or willful misconduct of Landlord or any Landlord Party).  The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease.  If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

(e)Landlord Indemnity.  Subject to Section 11(c), Landlord shall defend, indemnify, and hold harmless Tenant and its representatives and agents from and against any Loss arising from (i) any act, omission, negligence or willful misconduct of a Landlord Party in connection with such Landlord Party’s use or occupancy of the Project, (ii) any default in the performance of Landlord’s obligations under this Lease, or (iii) Landlord’s ownership, management or control of the Building or the Project.  The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by

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any abatement or apportionment of Rent under any provision of this Lease.  If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

12.Subordination; Attornment; Notice to Landlord's Mortgagee.

(a)Subordination.  This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "Mortgage"), or any ground lease, master lease, or primary lease (each, a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "Landlord's Mortgagee"). The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; provided, however, Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance, and attornment agreement in favor of Tenant from Landlord’s Mortgagee in a commercially reasonable and standard form (“SNDA”).  The initial form of SNDA is attached hereto as Exhibit J.  Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such SNDA, in recordable form if required, or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease.

(b)Attornment.  Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such commercially reasonable and standard agreements confirming such attornment as such party may reasonably request.

(c)Notice to Landlord's Mortgagee.  Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

(d)Landlord's Mortgagee's Protection Provisions.  If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Tenant or Landlord pursuant to the terms of this Lease or by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event.  Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project.  Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13.Rules and Regulations.  Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C.  Landlord may, from time to time, makes reasonable changes to such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided Tenant receives written notice of such changes, such changes are applicable to all tenants of the Project, will not unreasonably interfere with

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Tenant's use of the Premises, and are enforced by Landlord in a non-discriminatory manner.  Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14.Condemnation.

(a)Total Taking.  If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

(b)Partial Taking - Tenant's Rights.  If any part of the Building or Project becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking.  If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c)Partial Taking - Landlord's Rights.  If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking.  If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d)Temporary Taking.  If all or any portion of the Premises becomes subject to a Taking for a period of less than 180 days, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder.  If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant's sole cost and expense.  Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section 14(d).  If all or any portion of the Premises becomes subject to a Taking for a period of more than 180 days, the rights related to this Lease shall follow Sections 14(a), 14(b) or 14(c) above.

(e)Award.  If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15.Fire or Other Casualty.

(a)Repair Estimate.  If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

(b)Tenant's Rights.  If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 270 days after the commencement of repairs (the "Repair Period"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(c)Landlord's Rights.  If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period,

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(2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord's insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(d)Repair Obligation.  If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building.  If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises.

(e)Abatement of Rent.  If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

16.Personal Property Taxes.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project.  If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

17.Events of Default.  Each of the following occurrences shall be an "Event of Default":

(a)Payment Default.  Tenant's failure to pay Rent within ten days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on more than one occasion;

(b)Abandonment.  Tenant (1) abandons or vacates the entire premises or (2) fails to continuously operate its business in the Premises for a period of more than sixty (60) consecutive days, unless, in each case, such abandonment, vacation or failure to continuously operate is due to a force majeure delay.

(c)Estoppel.  Tenant fails to provide any estoppel certificate after Landlord's written request therefor pursuant to Section 25(e) and such failure shall continue for ten days after Landlord's second written notice thereof to Tenant;

(d)Insurance.  Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a) and such failure shall continue for ten (10) days after Landlord's written notice thereof to Tenant; provided that to the extent such failure results in a lapse in coverage, Landlord shall not be required to provide Tenant written notice thereof, and such failure shall be an Event of Default immediately upon such lapse;

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(e)Mechanic's Liens.  Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(e) and such failure shall continue for ten days after Landlord's written notice thereof to Tenant;

(f)Other Defaults.  Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; provided, however, that if Tenant cannot reasonably cure its breach or failure within a 30-day period, then Tenant's breach or failure is not an Event of Default if Tenant commences to cure its breach or failure within the 30-day period and thereafter diligently and in good faith pursues the cure and effects the cure within 90 days after the expiration of the original 30-day period; and

(g)Insolvency.  The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 17(g), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; (4) for the reorganization or modification of Tenant's capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

18.Remedies.  Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a)Termination of Lease.  Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

(b)Termination of Possession.  Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs reasonably incurred by Landlord in reletting the Premises.  If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby.  Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises provided that any alterations or improvements and rental concessions or commissions should be normal, reasonable and customary in the market at that time); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Complex and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria.  Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting.  Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder.  Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term.  Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b).  If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);

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(c)Perform Acts on Behalf of Tenant.  Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant's name and on Tenant's behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may reasonably incur in thus effecting compliance with Tenant's obligations under this Lease (including, but not limited to, reasonable collection costs and legal expenses), plus interest thereon at the Default Rate;

(d)Suspension of Services.  Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or

(e)Alteration of Locks.  Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19.Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a)Payment by Tenant.  Upon any Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default.  To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

(b)No Waiver.  Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default.  No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term.  Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c)Cumulative Remedies.  Any and all remedies set forth in this Lease:  (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect.  The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.  Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord's Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees) arising from Tenant's failure to perform its obligations under this Lease.

20.Landlord Default.  In the event Landlord fails to cure (or promptly commence and diligently pursue the cure of) any breach or failure by Landlord to comply with any of Landlord’s obligations under this Lease within a reasonable period (not to exceed thirty (30) days except in the case of an emergency in which case such shorter time as is warranted by the particular circumstances) after Tenant furnishes Landlord with written notice of such failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion, then Tenant shall have the right (but not the obligation) to perform such obligation on Landlord’s account and Landlord shall reimburse Tenant upon demand for the amount expended by Tenant in performing such obligation (including but not limited to reasonable attorneys’ fees and costs of collection). If Landlord fails to make any payment of any sum payable to Tenant hereunder within ten (10) business days of demand, then such payment shall bear interest at ten percent (10%) from the eleventh (11th) business day.

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21.Surrender of Premises.  No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.  At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises.  Provided that Tenant has performed all of its obligations hereunder, Tenant may remove only unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal).  Additionally, at Landlord's option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant's Off-Premises Equipment) as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed.  Tenant shall repair all damage caused by such removal.  All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items.  The provisions of this Section 21 shall survive the end of the Term.

22.Holding Over.  If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to the greater of (1) 150% of the Rent payable during the last month of the Term, or (2) 125% of the prevailing rental rate in the Building for similar space, and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease.  The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all actual and direct loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23.Certain Rights Reserved by Landlord.  Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises or business operations in the Premises, Landlord shall have the following rights:

(a)Building Operations.  To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b)Security.  To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

(c)Prospective Purchasers and Lenders.  To enter the Premises at all reasonable hours (after giving Tenant reasonable notice thereof) to show the Premises to prospective purchasers or lenders; and

(d)Prospective Tenants.  At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours (after giving Tenant reasonable notice thereof) to show the Premises to prospective tenants.

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24.Amenities.  Landlord agrees that Tenant and the Tenant Parties shall have access to certain amenities (collectively, the “Amenities”) within the Project that that are provided to tenants of similar first-class office buildings in Dallas, Texas. Such amenities shall include meeting and collaboration spaces, and may include a gym, coffee shop, daycare and on-campus brewery, and community garden.

25.Miscellaneous.

(a)Landlord Transfer.  Landlord may transfer any portion of the Project and any of its rights under this Lease.  If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord's obligations hereunder arising from and after the transfer date.

(b)Landlord's Liability.  The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant's actual direct damages therefor, but not any consequential, punitive, special, or incidental damages of any kind, and shall be recoverable only from the interest of Landlord in the Building or Project, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.  The provisions of this Section shall survive any expiration or termination of this Lease.

(c)Force Majeure.  Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, fires, floods, unavailability of materials, failure of power, restrictive governmental laws or regulations, civil disturbances, Pandemic Delay (defined herein) or any other causes of any kind whatsoever which are beyond the control of such party.  The term “Pandemic Delay” shall mean delays resulting from any decree, order, ordinance, statute, moratorium,  or other governmental action or proceeding relating to the COVID-19 outbreak or other pandemic, illness, or communicable disease, which prohibits, restricts or materially delays (a) the occupancy of the Premises, (b) the review, processing or the issuance of permits or other approvals required for the design and construction of improvements and/or occupancy of the Project and/or the Premises, (b) the performance of construction work on, at or for the Project or the Premises, (c) the delivery of materials or supplies required for such construction, or (d) any other non-monetary performance under this Lease.

(d)Brokerage.  Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease.  Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(e)Estoppel Certificates.  From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a commercially reasonable and standard certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.  Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F.

(f)Notices.  All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by electronic mail transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder.  All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof).  The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

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(g)Separability.  If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)Amendments; Binding Effect; No Electronic Records.  This Lease may not be amended except by instrument in writing signed by Landlord and Tenant.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof.    The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.  This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i)Quiet Enjoyment.  Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j)No Merger.  There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k)No Offer.  The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l)Entire Agreement.  This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto.  Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.  The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m)Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n)Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o)Recording.  Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease.  Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

(p)Water or Mold Notification.  To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(q)Joint and Several Liability.  If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.  All unperformed obligations of

Pegasus Park Office Lease (Taysha Gene Therapies, Inc.) – Page 20

Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(r)Financial Reports.  Within 30 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements.  If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports.  Tenant will discuss its financial statements with Landlord.  Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order.  Tenant shall not be required to deliver the financial statements required under this Section 25(r) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(s)Landlord's Fees.  Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs.  In no event shall such costs exceed $3,000.00, unless Landlord has notified Tenant that such costs will exceed $3,000.00 and Tenant has agreed to reimburse Landlord for such excess costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(t)Time is of the Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which performance is a factor.

(u)Telecommunications.  Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building.  Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto; provided that Landlord acknowledges and agrees that Telecommunications Services are necessary for Tenant’s business operations and Landlord shall cooperate with Tenant and make necessary accommodations to allow Tenant to obtain Telecommunications Services for the Premises.  Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(v)Confidentiality.  The parties acknowledge that the terms and conditions of this Lease are to remain confidential for the parties' benefit, and may not be disclosed by either party to anyone, by any manner or means, directly or indirectly, without the other party's prior written consent; however, either party may disclose the terms and conditions of this Lease if required by Law or court order, and to its attorneys, accountants, board members, employees and existing or prospective financial partners provided same are advised by such party of the confidential nature of such terms and conditions.  Each party shall be liable for any disclosures made in violation of this Section by such party or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by such party.  The consent by the other party to any disclosures shall not be deemed to be a waiver on the part of the consenting party of any prohibition against any future disclosure.

(w)Authority.  Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person

Pegasus Park Office Lease (Taysha Gene Therapies, Inc.) – Page 21

signing on behalf of Tenant is authorized to do so.  Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(x)Hazardous Materials.  The term "Hazardous Materials" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project.  Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws.  If Tenant breaches its obligations under this Section 25(x), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials.  In no event, however, shall Tenant be responsible for any Hazardous Material which was brought on or in the Premises or the Project, (x) prior to the date Tenant first occupies the Premises, (y) by Landlord or any Landlord Party, or (z) other tenants or parties in the Building, Project or the Complex.  Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section 25(x).  This indemnity provision shall survive termination or expiration of this Lease.  Landlord represents and warrants that to the best of its knowledge and belief there are no Hazardous Materials on, in or under the Premises or Building.  Landlord shall indemnify Tenant and hold it harmless against any claims, damages, losses or liabilities (including reasonable attorney’s fees) incurred by Tenant and arising from any breach of the foregoing representation and warranty and from the presence or removal of the Hazardous Materials.

(y)List of Exhibits.  All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Outline of Premises
Exhibit B - Description of the Land
Exhibit C - Building Rules and Regulations
Exhibit D - Tenant Finish-Work
Exhibit E - Form of Confirmation of Commencement Date Letter
Exhibit F - Form of Tenant Estoppel Certificate
Exhibit G – Parking

Exhibit H – Renewal Option

Exhibit I – Right of First Refusal
Exhibit J – Form of SNDA

(z)Determination of Charges.  Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent and Tenant's Proportionate Share of Taxes and Electrical Costs) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

(aa)Prohibited Persons and Transactions (Tenant).  Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

(bb)Prohibited Persons and Transactions (Landlord).  Landlord represents and warrants to Tenant that Landlord is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those

Pegasus Park Office Lease (Taysha Gene Therapies, Inc.) – Page 22

named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

(cc)In the event Landlord or Tenant is required or elects to take legal action against the other party to enforce the provisions of this Lease, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with the legal action (including, without limitation, reasonable attorneys’ fees and court costs).

26.Other Provisions.

(a)Termination Option.  Tenant shall have the option to terminate this Lease, effective any time after the end of the 84th full Lease Month of the Term, upon six (6) months’ prior written notice to Landlord.

(b)Signage.  Tenant shall have the right to install, at Tenant’s sole cost (but subject to reimbursement from the Construction Allowance (as hereinafter defined): (i) suite entry signage on or adjacent to the door to the Premises and (ii) directional signage in the elevator lobby on the 14th floor.  Landlord shall provide, through the Term, a standard listing on the directory in the lobby of the Building.  All such signage rights shall be granted at no additional costs or expense to Tenant.

(c)Transition Space.  In the event that the Premises are not ready for Tenant occupancy by April 30, 2021, or on such earlier date as Landlord and Tenant may mutually agree, and Tenant does not elect to terminate this Lease in accordance with Section 3 above, Landlord shall make available to Tenant alternative, temporary office space, either within the Complex or at a mutually-acceptable offsite location (the “Transition Space”). Tenant shall be permitted to use all existing furniture and fixtures located within the Transition Space and Landlord shall deliver the Transition Space with minor paint touch-up, patching, and carpet cleaning within the Transition Space having been completed, otherwise, the Transition Space shall be delivered in its AS-IS, WHERE-IS condition.  Tenant’s occupancy of the Transition Space shall be upon the same terms and conditions as those governing this Lease; provided, however, that (a) Basic Rent shall be $13.00 per rentable square foot and (b) the Commencement Date shall not be triggered by Tenant’s occupancy of the Transition Space.  Tenant may continue to occupy the Transition Space until thirty (30) days after Landlord delivers the Premises to Tenant in the condition required by this Lease.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease shall be dated as of the date first above written.

[signatures on the following page]

Pegasus Park Office Lease (Taysha Gene Therapies, Inc.) – Page 23

LANDLORD:	PEGASUS PARK, LLC, a Delaware limited liability company

By:
	Name:	Justin A. Small
	Title:	President

TENANT:	TAYSHA GENE THERAPIES, INC., a Delaware corporation

By:
Name:
Title:

Pegasus Park Office Lease (Taysha Gene Therapies, Inc.) – Page 24

EXHIBIT A

OUTLINE OF PREMISES AND EXPANSION SPACE

EXHIBIT A, Outline of Premises - Page A-1

EXHIBIT B

DESCRIPTION OF THE LAND

BEING a tract of land situated in the Thomas E. Mannin Survey, Abstract No. 958, in the City of Dallas, Dallas County, Texas, said tract being a portion of Lot 1A, Block 1/6368 of Mobil Place Addition No. 2, an addition to the City of Dallas as recorded in Volume 2003041, Page 76 Deed Records of Dallas County, Texas (D.R.D.C.T.).  Said tract also being a portion of the property conveyed to Mobil Oil Corporation by deed recorded in Volume 81243, Page 1216 D.R.D.C.T. and being more particularly described as follows:

BEGINNING at a TxDOT aluminum monument found at the intersection point of the southerly right-of-way line of Stemmons Freeway (Interstate Highway 35E) (a variable width right-of-way) and the westerly right-of-way line of Pegasus Park Drive, said point being the most northerly northeast corner of said Lot 1A;

THENCE South 08°05'35" East, departing the southerly right-of-way line of said Stemmons Freeway (Interstate Highway 35E), and along the westerly right-of-way line of said Pegasus Park Drive and the easterly line of said Lot 1A, for a distance of 23.47 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for the beginning of a tangent curve to the left with a radius of 85.00 feet, a central angle of 49°47'56" and a chord which bears South 32°59'33" East, for a distance of 71.57 feet;

THENCE along said curve, the southwesterly right-of-way line of said Pegasus Park Drive and the northeasterly line of said Lot 1A, for an arc length of 73.88 feet to a 1/2" iron rod found for a point of tangency for end of said curve;

THENCE South 57°53'31" East, along the southwesterly right-of-way line of said Pegasus Park Drive and the northeasterly line of said Lot 1A, for a distance of 252.58 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for an angle point in said right-of-way line of Pegasus Park Drive and said line of Lot 1A;

THENCE South 46°51'08" West, for a distance of 3.07 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for an angle point in said right-of-way line of Pegasus Park Drive and said line of Lot 1A;

THENCE South 57°55'21" East, along the southwesterly right-of-way line of said Pegasus Park Drive and the northeasterly line of said Lot 1A, for a distance of 27.44 feet to a TxDOT aluminum monument found for the beginning of a tangent curve to the left with a radius of 194.47 feet, a central angle of 13°42'05" and a chord which bears South 64°46'24" East, for a distance of 46.39 feet;

THENCE along said curve, the southwesterly right-of-way line of said Pegasus Park Drive and the northeasterly line of said Lot 1A, for an arc length of 46.50 feet to a capped iron rod found for a point of tangency for end of said curve;

THENCE South 71°37'26" East, along the southwesterly right-of-way line of said Pegasus Park Drive and the northeasterly line of said Lot 1A, for a distance of 382.97 feet to a capped iron rod found for the beginning of a tangent curve to the right with a radius of 20.00 feet, a central angle of 51°28'53" and a chord which bears South 45°53'00" East, for a distance of 17.37 feet;

THENCE along said curve, the southwesterly right-of-way line of said Pegasus Park Drive and the northeasterly line of said Lot 1A, for an arc length of 17.97 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for a point of tangency for end of said curve, from which a capped iron rod found for reference bears South 77°41'54" West for a distance of 1.45 feet;

THENCE South 09°49'16" East, along the westerly right-of-way line of said Pegasus Park Drive and the easterly line of said Lot 1A, for a distance of 43.55 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for the beginning of a non-tangent curve to the left from which a capped iron rod found for reference bears South 79°08'12" West for a distance of 1.29 feet, said curve with a radius of 50.00 feet, a central angle of 168°32'16" and a chord which bears South 15°38'12" East, for a distance of 99.50 feet;

EXHIBIT B, Description of the Land - Page B-1

THENCE along said curve, the westerly right-of-way line of said Pegasus Park Drive and the easterly line of said Lot 1A, for an arc length of 147.08 feet to an "X" cut set for a point of tangency for end of said curve;

THENCE South 80°05'40" West departing said westerly right-of-way line, a distance of 232.11 feet to an iron rod set for corner;

THENCE South 09°48'02" East a distance of 217.97 feet to an iron rod set for corner;

THENCE North 80°11'58" East a distance of 53.60 feet to an iron rod set for corner;

THENCE South 09°48'02" East a distance of 14.96 feet to an iron rod set for corner;

THENCE North 80°11'58" East a distance of 15.59 feet to an iron rod set for corner;

THENCE South 09°48'02" East a distance of 217.04 feet to an iron rod set for corner said corner also being in the north right-of-way line of Irving Boulevard (a variable width public right-of-way);

THENCE South 80°11'58" West, along the northerly right-of-way line of said Irving Boulevard a distance of 946.92 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for the beginning of a tangent curve to the right with a radius of 2,799.79 feet, a central angle of 07°15'18" and a chord which bears North 83°49'37" East, for a distance of 354.28 feet;

THENCE along said curve, along the northerly right-of-way line of said Irving Boulevard and the southerly line of said Lot 1A, for an arc length of 354.52 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for a point of non-tangency for end of said curve, said point also beginning the southerly end of a corner clip at the intersection of the northerly right-of-way line of said Irving Boulevard and the easterly right-of-way line of Lakawana Street a (60' width right-of-way) from which a 1/2" iron rod found for reference bears South 87°37'37" West for a distance of 10.11 feet;

THENCE North 46°00'18" West, departing the northerly right-of-way line of said Irving Boulevard, and along said corner clip, for a distance of 13.78 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for the northerly end of said corner clip, said point also being in the easterly right-of-way line of said Lakawana Street and the westerly line of said Lot 1A;

THENCE North 00°26'00" East, along the easterly right-of-way line said Lakawana Street and the westerly line of said Lot 1A, for a distance of 112.37 feet to a capped iron rod found for the beginning of a tangent curve to the right with a radius of 98.77 feet, a central angle of 47°31'39" and a chord which bears North 24°17'26" East, for a distance of 79.60 feet;

THENCE along said curve, the southeasterly right-of-way line said Lakawana Street and the northwesterly line of said Lot 1A, for an arc length of 81.93 feet to a capped iron rod found for a point of tangency for end of said curve;

THENCE North 48°02'40" East, along the southeasterly right-of-way line said Lakawana Street and the northwesterly line of said Lot 1A, for a distance of 275.56 feet to a capped iron rod found for an angle point in said Lot 1A and also being the intersection point of said right-of-way line of Lakawana Street and the northeasterly right-of-way line of Iron Ridge Street (a 60' width right-of-way);

THENCE North 41°57'30" West, departing the southeasterly right-of-way line of said Lakawana Street, and along the northeasterly right-of-way line of said Iron Ridge Street and the southwesterly line of said Lot 1A, for a distance of 259.91 feet to a 5/8" iron rod found for an angle point in said Lot 1A and also being the southerly corner of Lot 1, Block 1/6368 of Expressway Industrial District, an addition to the City of Dallas, Dallas County, Texas as recorded in Volume 117, Page 2150 of the Plat Records of Dallas County, Texas;

THENCE North 48°02'28" East, departing the northeasterly right-of-way line of said Iron Ridge Street, and along the southeasterly line of said Expressway Industrial District addition and the northwesterly line of said Lot 1A , for a

EXHIBIT B, Description of the Land - Page B-2

distance of 492.28 feet to an "X" cut set for an angle point in said Lot 1A and also being the easterly corner of Lot 5 of said Expressway Industrial District addition;

THENCE North 41°57'59" West, along the northeasterly line of said Lot 5 and the southwesterly line of said Lot 1A, for a distance of 244.76 feet to a 1/2" iron rod found for the most northerly northwest corner of said Lot 1A and the northerly corner of said Lot 5, said point also being in the southeasterly right-of-way line of Commonwealth Drive (State Highway 356) (a 224' width right-of-way);

THENCE North 62°17'34" East, along the southeasterly right-of-way line of said Commonwealth Drive (State Highway 356) and the northwesterly line of said Lot 1A, for a distance of 114.33 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for a point for corner;

THENCE North 73°12'35" East, along the southeasterly right-of-way line of said Commonwealth Drive (State Highway 356) and the northwesterly line of said Lot 1A, for a distance of 132.73 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for a point for corner, said point also being the intersection point of said right-of-way line of Commonwealth Drive (State Highway 356) and the southerly right-of-way line of aforementioned Stemmons Freeway (Interstate Highway 35E);

THENCE North 81°59'01" East, departing the southeasterly right-of-way line of said Commonwealth Drive (State Highway 356), and along the southerly right-of-way line of said Stemmons Freeway (Interstate Highway 35E) and the northerly line of said Lot 1A, for a distance of 155.84 feet to the POINT OF BEGINNING and containing 1,011,100 square feet or 23.212 acres of land.

EXHIBIT B, Description of the Land - Page B-3

EXHIBIT C

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto; provided, however, that in the event of a conflict between the terms of the Lease and the rules and regulations (as may be amended in accordance with the terms of the Lease), the terms of the Lease shall prevail:

1.Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein.  Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.  No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises' interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel.  No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4.Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

5.Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent.  Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

6.Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require.  Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7.Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require.  All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

8.Corridor doors, when not in use, shall be kept closed.  Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.  No birds or animals (other than seeing-eye dogs or other service animals) shall be brought into or kept in, on or about any tenant's leased premises.  No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9.Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean.  Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

EXHIBIT C, Building Rules and Regulations - Page C-1

10.To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

11.Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12.No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

13.Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

14.No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

15.Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

16.All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space.  No vehicle shall be parked as a "billboard" vehicle in the parking lot.  Any vehicle parked improperly may be towed away.  Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver.  Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot."  Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

17.No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

18.Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

19.Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building, or permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking.  Landlord may, but shall not be required to, designate an area for smoking outside the Building.

EXHIBIT C, Building Rules and Regulations - Page C-2

EXHIBIT D

TENANT FINISH-WORK: ALLOWANCE
(Landlord Performs the Work)

1.Landlord’s Performance of the Work.  Landlord hereby agrees, at Landlord’s sole cost and expense, to perform the work more particularly described on Schedule 1 attached hereto (the "Site and Shell Work").  The Site and Shell Work shall be performed in accordance with the plans referenced on Schedule 1 attached hereto and otherwise in a good and workmanlike manner and in compliance with all applicable Laws. The Site and Shell Work shall be deemed to be complete on the date all Site and Shell Work (other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use or occupancy of the Premises) has been performed as evidenced by the certificate of substantial completion prepared by the Landlord’s architect and issuance of the certificate of occupancy for the Building (or its equivalent). Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed, provided such items are completed within thirty (30) days after the Commencement Date.  As part of the Site and Shell Work, Landlord shall provide an initial test fit for the Premises.

2.Space Plans.

(a)Preparation and Delivery.  Within ten (10) business days after Tenant's execution of this Lease, Tenant shall meet with Good Fulton & Farrell or another design consultant selected by Landlord and reasonably acceptable to Tenant (the "Architect") and Pritchard Associates (the “Construction Manager”) to discuss the nature and extent of all improvements that Tenant proposes to install in the Premises and, at such meeting, provide the Architect with all necessary data and information needed by the Architect to prepare initial space plans therefor as required by this paragraph.  On or before the tenth day following the meeting, Landlord shall deliver to Tenant a space plan prepared by the Architect depicting improvements to be installed in the Premises (the "Space Plans").

(b)Approval Process.  Tenant shall notify Landlord whether it approves of the submitted Space Plans within five business days after Landlord's submission thereof.  If Tenant disapproves of such Space Plans, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within three business days after such notice, revise such Space Plans in accordance with Tenant's objections and submit to Tenant for its review and approval.  Tenant shall notify Landlord in writing whether it approves of the resubmitted Space Plans within three business day after its receipt thereof.  This process shall be repeated until the Space Plans have been finally approved by Tenant and Landlord.  If Tenant fails to notify Landlord that it disapproves of the initial Space Plans within three business days (or, in the case of resubmitted Space Plans, within one business day) after the submission thereof, then Tenant shall be deemed to have disapproved the Space Plans in question.

3.Working Drawings.

(a)Preparation and Delivery.  On or before the date which is 15 days following the date on which the Space Plans are approved by Tenant and Landlord, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned provided that the working drawings are in substantial conformance with the Space Plans approved by Tenant).  Such working drawings shall be prepared by the Architect, or another design consultant selected by Landlord (whose fee shall be included in the Total Construction Costs [defined below]).

(b)Approval Process.  Tenant shall notify Landlord whether it approves of the submitted working drawings within five business days after Landlord's submission thereof.  If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such working drawings in accordance with Tenant's objections and submit the revised working drawings to Tenant for its review and approval.  Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within three business day after its receipt thereof.  This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant.  If Tenant fails to notify Landlord that it disapproves of the initial working drawings within

EXHIBIT D, Tenant Finish-Work:  Allowance - Page D-1

three business days (or, in the case of resubmitted working drawings, within one business day) after the submission thereof, then Tenant shall be deemed to have disapproved the working drawings in question.  Any delay caused by Tenant's unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below).  If the working drawings are not in substantial conformance with the Space Plans approved by Tenant, then any withholding of Tenant’s consent or delay in giving Tenant’s written approval shall be deemed reasonable and shall not be deemed a Tenant Delay Day.

(c)Landlord's Approval; Performance of Work.  If any of Tenant's proposed construction work will affect the Building's Structure or the Building's Systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record.  Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building's common areas or elevator lobby areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant).  As used herein, "Working Drawings" means the final working drawings approved by Landlord and Tenant, as amended from time to time by any approved changes thereto, and "Work" means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings.  Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto.  Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof.  After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings.

4.Bidding of Work.  Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors approved by Landlord and Tenant.  If the estimated Total Construction Costs are expected to exceed the Construction Allowance, Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant's requested alterations.  In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within five business days after Landlord's submission thereof to Tenant.  If Tenant fails to notify Landlord of its election within such five business day period, Tenant shall be deemed to have approved the bids.  Within five business days following Tenant’s approval of the construction bids under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord's representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Construction Allowance, failing which each day after such five business day period shall constitute a Tenant Delay Day.

5.Change Orders.  Tenant may initiate changes in the Work.  Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building's common areas or elevator lobby areas, or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion.  The Architect shall, upon completion of the Work, furnish Landlord with an accurate architectural "as-built" plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes.  If Tenant requests any changes to the Work described in the approved Space Plans or the approved Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6.Definitions.  As used herein, a "Tenant Delay Day" means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the approved Space Plans or Working Drawings, (c) because Tenant fails to attend any meeting with Landlord, the Architect, Construction Manager, any design professional, or any contractor, or their respective employees or representatives, as may be required or

EXHIBIT D, Tenant Finish-Work:  Allowance - Page D-2

scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work; provided that Landlord shall provide Tenant at least three business days’ written notice prior to any such meeting, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (e) because a Tenant Party otherwise delays completion of the Work.  As used herein "Substantial Completion," "Substantially Completed," and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by the Architect) in substantial accordance with the Working Drawings.  Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

7.Walk-Through; Punchlist.  When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and, within three business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work.  Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punchlist items.  Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

8.Excess Costs.  The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final "as-built" plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 10 of this Exhibit, all of which costs are herein collectively called the "Total Construction Costs") in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant; provided that the Total Construction Costs shall not exceed the amount approved by Tenant in accordance with Section 4 of this Exhibit (unless caused by a change order requested by Tenant).  Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the amount by which Total Construction Costs exceed the Construction Allowance.  Upon Substantial Completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Construction Allowance.  In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under this Lease.

9.Construction Allowance.  Landlord shall provide to Tenant a construction allowance not to exceed $40.00 per rentable square foot in the Premises (the "Construction Allowance") to be applied toward the Total Construction Costs, as adjusted for any changes to the Work.  The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord.  The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within six (6) months following the Commencement Date (subject to force majeure delays) or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.  Tenant shall be entitled to use up to ten percent (10%) of the Construction Allowance for architectural and engineering costs.

10.Construction Management.  Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building and the Building's Systems.  In consideration for Landlord's construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent of the Total Construction Costs.

11.Construction Representatives.  Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

EXHIBIT D, Tenant Finish-Work:  Allowance - Page D-3

Landlord's Representative:	Pritchard Associates 2121 North Akard Street Suite 100 Dallas, TX 75201 Attention: Taylor Wildman Telephone: 214-849-0011
Tenant's Representative:	Jim Rouse, CIO c/o Taysha Gene Therapies, Inc. 2280 Inwood Road Dallas, Texas 75235 Attention: Kamran Alam, CFO Telephone: 214-714-6701

12.Miscellaneous.  To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of this Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT D, Tenant Finish-Work:  Allowance - Page D-4

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

______________, 20___

______________________________
______________________________
______________________________

Re:

Lease Agreement (the "Lease") dated _____________, 20___, between ____________________, a ______________________ ("Landlord"), and _____________________, a ___________________ ("Tenant").  Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1.Condition of Premises.  Tenant has accepted possession of the Premises pursuant to the Lease.  Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the "Punchlist Items"), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements.  Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2.Commencement Date.  The Commencement Date of the Lease is __________, 20___.

3.Expiration Date.  The Term is scheduled to expire on the last day of the ___th full calendar month of the Term, which date is ______________, 20___.

4.Contact Person.  Tenant's contact person in the Premises is:

_____________________________
_____________________________
_____________________________
Attention: ____________________
Telephone:  ____- ___-_____
Telecopy:  ____- ___-_____

5.Ratification.  Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that, as of the date hereof, it has no defenses thereto.  Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6.Binding Effect; Governing Law.  Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns.  If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail.  This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

EXHIBIT E, Form of Confirmation of Commencement Date - Page E-1

PEGASUS PARK, LLC, a Delaware limited liability company

By:
Name:	Justin A. Small
Title:	President

Agreed and accepted:

[TENANT'S SIGNATURE BLOCK], a _______________

By:

Name:

Title:

EXHIBIT E, Form of Confirmation of Commencement Date - Page E-2

EXHIBIT A

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord.  If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT E, Form of Confirmation of Commencement Date - Page E-3

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the office building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:

1.The Lease consists of the original Lease Agreement dated as of ___________, 20____ between Tenant and Landlord['s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state "none"):

The documents listed above are herein collectively referred to as the "Lease" and represent the entire agreement between the parties with respect to the Premises.  All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3.The Term commenced on __________________, 20___ and the Term expires, excluding any renewal options, on _____________________, 20___, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4.Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"):

5.All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________.  The current monthly installment of Basic Rent is $____________.

6.As of the date hereof, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7.As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8.No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9.If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10.There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

EXHIBIT F, Form of Tenant Estoppel Certificate - Page F-1

11.Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12.Tenant is not itself, and is not directly or indirectly owned, controlled or supported by, a "Specially Designated National" or otherwise designated as a blocked person under any regulation of the Office of Foreign Assets Control, U.S. Department of Treasury (see: www.ustreas.gov/offices/enforcement/OFAC).

13.All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of ____________________, 20__.

TENANT:		,	a

By:
Name:
Title:

EXHIBIT F, Form of Tenant Estoppel Certificate - Page F-2

EXHIBIT G

PARKING

Tenant may use all unreserved and visitor parking spaces, and up to 10 reserved parking spaces, in the parking facilities associated with the Building (the "Parking Area") subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area during the Term.  Tenant shall pay to Landlord, contemporaneously with the payment of Basic Rent, parking rent (plus all applicable taxes) during the initial Term equal to the following rates for each such parking space for the following periods of time:

Lease Month	Monthly Rent per Unreserved and Visitor Parking Space	Monthly Rent per Covered Reserved Parking Space	Monthly Rent per Uncovered Reserved Parking Space
1 – 120	$0.00	$100	$50

The parking rent during any renewal term shall be determined along with the Basic Rent for such renewal term in accordance with Exhibit H attached to the Lease.  Tenant shall at all times comply with all Laws respecting the use of the Parking Area.  Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including any key-card, sticker, or other identification or entrance systems and hours of operations; provided that Landlord provides Tenant with a sufficient initial set of key-cards, stickers or other identification methods at no additional cost to Tenant; replacements or additional such items shall be made available by Landlord for a reasonable fee.  Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.

Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.  Unless specified to the contrary above, the parking spaces provided hereunder shall be provided on an unreserved, "first-come, first served" basis.  Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord.

There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.

All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

If, for any reason, Landlord is unable to provide all or any portion of the parking spaces to which Tenant is entitled hereunder, then Tenant's obligation to pay for such parking spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord's failure or inability to provide Tenant with such parking spaces.  Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.  Notwithstanding anything to the contrary contained in the Lease or this Exhibit G, if any event or action or omission by Landlord renders the Parking Area for the Building and/or Tenant’s parking space allocation (including reserved spaces, if any) for whatever reason inaccessible, unusable, unsafe, or which causes the number of parking spaces for the Building and/or Tenant’s parking space allocation for the Premises to be reduced below applicable local code requirements (which reasons may include but are not limited to repairs, maintenance, casualty, condemnation, or displacement or dislocation caused by future construction), Landlord shall immediately provide substitute parking areas for Tenant’s use and its invitees which areas shall (i) cause no net reduction in Tenant’s parking space allocation, (ii) be similarly convenient in terms of location, quality and safety, and (iii) except in the case of an emergency, be designated by prior written notice to Tenant with the exact location of such substitute parking areas subject to Tenant’s approval not to be unreasonably withheld, conditioned or delayed.

EXHIBIT G, Parking - Page G-1

EXHIBIT H

RENEWAL OPTION

Provided no Event of Default exists and Tenant is occupying at least 75% of the entire initial Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of five (5) years, by delivering written notice of the exercise thereof to Landlord not earlier than eighteen (18) months nor later than twelve (12) months before the expiration of the Term.  The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the "Prevailing Rental Rate"), at the commencement of such extended Term, for renewals of space in the Building of equivalent quality, size, utility and location, with the length of the extended Term taken into account.  In no event shall the Basic Rent in any renewal term be less than that in effect at the end of the then-current Term.  Within 30 days after receipt of Tenant's notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered.  Tenant shall, within ten days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate.  If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a)Basic Rent shall be adjusted to the Prevailing Rental Rate;

(b)Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

(c)Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

(d)Tenant shall pay for the parking spaces which it is entitled to use at the rates (if any) from time to time charged to patrons of the Parking Area and/or any other parking area associated with the Building during the extended Term (plus all applicable taxes).

If Tenant rejects Landlord's determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate, time being of the essence with respect thereto, the Prevailing Rental Rate shall be determined as follows:

1.Landlord and Tenant shall each designate, by written notice to the other, a commercial real estate broker unaffiliated with the selecting party and willing to act in such determination and having at least ten (10) years’ experience in the leasing or valuation of first class office space in Dallas, Texas (hereinafter called a “Qualified Appraiser”). The notice shall set forth the name and address of the Qualified Appraiser selected by the party.  If a party shall fail, neglect or refuse within ten (10) business days to designate a Qualified Appraiser, then the sole designated Qualified Appraiser shall alone conduct the determination of the Prevailing Rental Rate for the Premises.

2.If two (2) Qualified Appraisers have been designated as aforesaid, such Qualified Appraisers shall appoint an additional Qualified Appraiser (the “Third Qualified Appraiser”) who is willing so to act in such determination, and notice of such designation shall be given to both Landlord and Tenant.

3.Landlord’s designated Qualified Appraiser and Tenant’s designated Qualified Appraiser shall each submit to the Third Qualified Appraiser within ten (10) business days after the appointment of the Third Qualified Appraiser a complete statement (the “Prevailing Rental Rate Proposal”) setting forth in reasonable detail all of the relevant economic terms of the party’s proposed determination of the Prevailing Rental Rate and the relevant factors used in determining the same.  The Third Qualified Appraiser shall deliver a copy of the Prevailing Rental Rate Proposals to the Qualified Appraisers designated by Landlord and Tenant within two (2) business days after receipt of the same. The Third Qualified Appraiser shall examine the Prevailing Rental Rate Proposals and any submitted

EXHIBIT H, Renewal Option - Page H-1

supporting documentation and select the Prevailing Rental Rate of the Premises that the Third Qualified Appraiser believes to most accurately reflect the applicable Prevailing Rental Rate.

4.Each of Landlord and Tenant shall pay the costs and fees of the Qualified Appraiser chosen by it, and Landlord and Tenant shall share the costs and fees of the Third Qualified Appraiser equally. Each of Landlord and Tenant shall pay the legal fees and expenses of their respective counsel and costs incurred in preparation of its Prevailing Rental Rate Proposal.

Any determination of Prevailing Rental Rate pursuant to this Exhibit H shall be binding on both Landlord and Tenant.

Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns all of its interest in this Lease or sublets more than 25% of the Premises and such sublease is in effect as of the date Tenant exercised its Renewal Option, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

EXHIBIT H, Renewal Option - Page H-2

EXHIBIT I

RIGHT OF FIRST REFUSAL

Provided no Event of Default exists and Tenant is occupying the entire Premises, before Landlord accepts any offer for the space in the Building designated on Exhibit A (the “Expansion Space”) from any third party, Landlord shall provide Tenant with notice, in writing of the terms and conditions of such offer (the “ROFR Notice”).  The ROFR Notice must include all material terms and conditions of the offer and the Basic Rent in such offer shall be the same as for the Premises set forth in the Lease.  Tenant shall notify Landlord in writing within fifteen (15) business days after receipt of the ROFR Notice (“ROFR Deadline”) whether Tenant elects to exercise its right to lease the Expansion Space pursuant to the terms and conditions of the offer, as set forth in the ROFR Notice.  If Tenant fails to notify Landlord of its election on or prior to the ROFR Deadline, Tenant's right of first refusal shall be deemed to have automatically and without further notice expired as to the offer that is the subject of the ROFR Notice and Landlord shall thereafter have the right to lease the Expansion Space to a third party on substantially the same terms and conditions stated in the ROFR Notice (or on terms which are better, but not materially worse, for Landlord in the aggregate considering all economic and non-economic terms of same).  If Tenant timely elects to exercise the right of first refusal then Tenant and Landlord shall (within ten [10] business days thereafter) enter into an amendment to this Lease adding the Expansion Space to the Premises and incorporating the terms in the accepted ROFR Notice.  If Tenant fails to timely exercise its rights prior to the ROFR Deadline, the right of first refusal shall be deemed to have automatically and without further notice expired and Landlord shall thereafter have the right to lease the Expansion Space to a third party on substantially the same terms and conditions stated in the ROFR Notice (or on terms which are better, but not materially worse, for Landlord in the aggregate considering all economic and non-economic terms of same). If Tenant does not exercise its right hereunder and Landlord does not consummate the lease of the Expansion Space in accordance with the terms of the ROFR Notice within one hundred twenty (120) calendar days after the ROFR Deadline, this right of first refusal shall revive. Notwithstanding anything to the contrary contained herein, Landlord may reduce the Basic Rental rate for the Expansion Space by no more than ten percent (10%) of the Base Rental Rate set forth in the ROFR Notice without reviving the Tenant’s right of first refusal hereunder. If Landlord consummates the lease of all or a portion of the Expansion Space to a third party within said 120-day period in compliance with this Exhibit I, this right of first refusal shall automatically terminate as to that portion of the Expansion Space without further notice.

In no event shall Landlord be obligated to pay a commission with respect to the lease of the Expansion Space pursuant to this Exhibit I, and Tenant and Landlord shall each indemnify the other against all costs, expenses attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same. Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of any of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises which was not otherwise approved or deemed approved by Landlord, or (c) less than thirty-six (36) full calendar months remain in the then-current Term of this Lease (unless during the initial Term and Tenant has exercised its renewal right).

EXHIBIT I, Right of First Refusal - Page I-1

EXECUTION VERSION

EXHIBIT J

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT  AGREEMENT (“Agreement”) is entered into as of January ___, 2021 (the “Effective Date”) by and between H.I.G. RCF – PEGASUS DALLAS, LLC (together with any other holder of the Loan (defined below) and their respective successors and assigns, the “Mortgagee”) and TAYSHA GENE THERAPIES, INC., a Delaware corporation (hereinafter, the “Tenant”), with reference to the following facts:

A.PEGASUS PARK, LLC, a Delaware limited liability company (formerly known as Pegasus Place, LLC, a Texas limited liability company, the “Landlord”), owns fee simple title in the real property described in Exhibit “A” attached hereto (the “Property”).

B.Mortgagee has made or intends to make a loan to Landlord (the “Loan”).

C.To secure the Loan, Landlord has or will encumber the Property by entering into a mortgage or deed of trust in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”) to be recorded in land records.

D.Pursuant to the Lease Agreement dated ______________ (as the same may hereafter be modified, amended or extended, the “Lease”) between Landlord (or Landlord’s predecessor in title) and Tenant, Landlord leased to Tenant a portion of the Property, as said portion is more particularly described in the Lease (the “Leased Premises”).

E.Tenant and Mortgagee desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1.Definitions.  The following terms shall have the following meanings for purposes of this Agreement.

(a)Foreclosure Event.  A “Foreclosure Event” means:  (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which a Successor Landlord becomes owner of the Property; or (iii) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.

(b)Former Landlord.  A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

(c)Offset Right.  An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement of or against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, or any other claim or counterclaim, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease or any other act or omission of Landlord.

(d)Rent.  The “Rent” means any fixed rent, base rent or additional rent under the Lease.

(e)Successor Landlord.  A “Successor Landlord” means any party that becomes owner of the Property as the result of a Foreclosure Event.

EXHIBIT J, Form of SNDA - Page 2

(f)Termination Right.  A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

(g)Other Capitalized Terms.  If any capitalized term is used in this Agreement and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.

2.Subordination.

(a)The Lease (including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property (or any portion thereof)) shall be, and shall at all times remain, subject and subordinate to the lien imposed by the Mortgage, and all advances made under or secured by the Mortgage.  Notwithstanding the foregoing, Mortgagee may elect, in its sole and absolute discretion, to subordinate the lien of the Mortgage to the Lease.

(b)Tenant hereby acknowledges and agrees that any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property (or any portion thereof) in the Lease shall not be exercisable in connection with any exercise of remedies pursuant to the Mortgage or any mezzanine loan secured by the membership interests in Landlord, including: (i) a purchase of the Property (or any portion thereof) at a foreclosure sale, (ii) a transfer of the Property (or any portion thereof) to Mortgagee or its designee pursuant to a deed-in-lieu of foreclosure, (iii) a transfer of the membership interests in Landlord pursuant to a foreclosure of any such mezzanine loan, or (iv) any subsequent sale of the Property (or any portion thereof) by Mortgagee or its designee after such foreclosure or deed-in-lieu of foreclosure or by any mezzanine lender or its designee after such foreclosure of such mezzanine loan.  The holder of any such mezzanine loan shall be a third party beneficiary of the foregoing sentence.

3.Nondisturbance, Recognition and Attornment.

(a)No Exercise of Mortgage Remedies Against Tenant.  So long as Tenant is not in default under the Lease beyond any applicable notice, grace or cure periods (an “Event of Default”), Mortgagee (i) shall not terminate the Lease or disturb Tenant’s right of quiet possession, use or possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease and this Agreement and (ii) shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless (a) applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies, (b) such joinder of Tenant is required for the recovery by Mortgagee of any Rent at any time owing by Tenant under the Lease, whether pursuant to the assignment of rents set forth in the Mortgage or otherwise or (c) such joinder is required in order to enforce any right of Mortgagee to enter the Property for the purpose of making any inspection or assessment, or in order to protect the value of the security provided by the Mortgage, and in any such case, Mortgagee may join Tenant as a defendant in such action only for such purpose(s) and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

(b)Recognition and Attornment.  Upon Successor Landlord taking title to the Property (i) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (ii) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (iii) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.  Tenant hereby acknowledges notice that pursuant to the Mortgage and assignment of rents, leases and profits, Landlord has granted to the Mortgagee an absolute, present assignment of the Lease and Rents which provides that Tenant continue making payments of  Rents and other amounts owed by Tenant under the Lease to the Landlord and to  recognize the rights of Landlord under the Lease until notified otherwise in writing by the Mortgagee.  After receipt of such notice from Mortgagee, Tenant shall thereafter make all such payments directly to the Mortgagee or as the Mortgagee may otherwise direct, without any further inquiry on the part of Tenant.  Landlord consents to the foregoing and waives any right, claim or demand which Landlord may have against Tenant by reason of such payments to Mortgagee or as Mortgagee directs.  Mortgagee and Landlord agree that any payments made to the Mortgagee shall be credited to

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Tenant under the Lease as if Tenant had made such payments directly to Landlord regardless of whether Mortgagee had the right to make such demand and regardless of any contrary demands which may hereafter be made by Landlord.

(c)Further Documentation.  The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents.  Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) days of such request.

4.Protection of Successor Landlord.  Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

(a)Claims Against Former Landlord.  Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by any Former Landlord that occurred before the date of attornment, except as it relates to Tenant’s continued right of offset for any default by the Former Landlord that is not personal to such Former Landlord and which remains uncured provided notice of such default has been provided to Mortgagee in accordance with the provisions of this Agreement and/or except to the extent such offset right is expressly provided for under the Lease.  The foregoing shall not limit either (i) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (ii) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease.

(b)Prepayments.  Any payment of Rent that Tenant may have made to any Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

(c)Payment; Security Deposit; Work.  Any obligation:  (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant, including without limitation on account of tenant improvements or alterations, tenant improvement allowances, moving costs and other incentives, unless such sums, if any, shall have been actually delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with any Former Landlord, unless such security was actually delivered to Successor Landlord; (iii) to commence or complete any initial construction, or any expansion or rehabilitation of the improvements, or any other work required for Tenant’s occupancy; or (iv) arising from representations and warranties related to Former Landlord.

(d)Modification, Amendment or Waiver.  Any material modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Mortgagee’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)Surrender, Etc.  Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

5.Exculpation of Successor Landlord.  Notwithstanding anything to the contrary in this Agreement or the Lease, Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Property from time to time, including insurance and condemnation proceeds, security deposits, escrows, Successor Landlord’s interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the “Successor Landlord’s Interest”).  Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement.  If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment.  Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.  Notwithstanding the

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foregoing, this Section 5 shall not limit or modify Tenant’s right to abate Rent or terminate the Lease in accordance with the provisions of the Lease and this Agreement and nothing herein shall be a waiver of the obligations of Successor Landlord to restore the Leased Premises after a casualty or condemnation in accordance with the terms of the Lease or a waiver of any of Tenant’s rights under the Lease in connection with any damage to or condemnation of the Property or the Leased Premises.

6.Mortgagee’s Right to Cure.  Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Offset Right or Termination Right:

(a)Notice to Mortgagee.  Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

(b)Mortgagee’s Cure Period.  After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord.  Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord until an attornment occurring pursuant to this Agreement.

7.Miscellaneous.

(a)Notices.  Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or be served by hand delivered personal service, by depositing the same with a reliable overnight courier service, by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested, or by electronic mail (with a copy delivered by one of the other methods provided for in this Section 7(a)).  A notice shall be deemed to have been given:  (i) in the case of hand delivery, at the time of delivery; (ii) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (iii) in the case of overnight delivery, upon the first attempted delivery on a Business Day; or (iv) in the case of electronic mail, upon the date of receipt.  For purposes of notice, the addresses of the parties shall, until changed as herein provided, be as follows:

If to the Mortgagee, at:

H.I.G. RCF – Pegasus Dallas, LLC
1271 Avenue of the Americas, 22nd Floor
New York, New York 10020
Attention:  Jeffrey Wiseman and Michael Mestel
Email: jwiseman@higrealty.com and mmestel@higrealty.com

With a copy to:

King & Spalding LLP

1185 Avenue of the Americas
New York, New York  10036
Attention:  Christine O’Connell, Esq.
Email:  ckoconnell@kslaw.com

If to Tenant, at:

TAYSHA GENE THERAPIES, INC.
2280 Inwood Road
Dallas, Texas 75235
Attention: Kamran Alam, CFO

(b)Successors and Assigns.  This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns.  If Mortgagee assigns the Mortgage, then upon

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delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor thereafter accruing shall terminate.

(c)Entire Agreement.  This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

(d)Interaction with Lease and with Mortgage.  If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.  Mortgagee hereby acknowledges that Mortgagee has consented to the Lease.

(e)Mortgagee’s Rights and Obligations.  Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease.  If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

(f)Interpretation; Governing Law.  The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State in which the Leased Premises are located, excluding such State’s principles of conflict of laws.

(g)Amendments.  This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

(h)Due Authorization.  Tenant represents to Mortgagee that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.  Mortgagee represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

(i)Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Mortgagee and Tenant have caused this Agreement to be executed as of the date first above written.

MORTGAGEE:

H.I.G. RCF – PEGASUS DALLAS, LLC a Delaware limited liability company

By:
Name:
Title:

MORTGAGEE’S ACKNOWLEDGMENT

STATE OF _____________)

) ss.

COUNTY OF ___________)

On the ___ day of ___________ in the year 2020 before me, the undersigned, a Notary Public in and for said state, personally appeared ___________________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature of Notary Public

[Signature Pages Continue on Following Page]

[Signature Page to Subordination, Non-Disturbance and Attornment Agreement]

TENANT:	TAYSHA GENE THERAPIES, INC., a Delaware corporation

By:
Name:
Title:

TENANT’S ACKNOWLEDGMENT

STATE OF _____________)

) ss.

COUNTY OF ___________)

On the ___ day of ___________ in the year 2020 before me, the undersigned, a Notary Public in and for said state, personally appeared ___________________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature of Notary Public

[Signature Page to Subordination, Non-Disturbance and Attornment Agreement]

LANDLORD’S CONSENT

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request.  The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease.  The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant.  Landlord is not a party to the above Agreement.

Dated:  ______________________

LANDLORD:	PEGASUS PARK, LLC, a Delaware limited liability company

By:
	Name:	Justin A. Small
	Title:	President

[Signature Page to Subordination, Non-Disturbance and Attornment Agreement]

LIST OF EXHIBITS

If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

Exhibit “A”  - Legal Description of the Land

EXHIBIT J, Form of SNDA - Page J-1

EXHIBIT A

BEING a tract of land situated in the Thomas E. Mannin Survey, Abstract No. 958, in the City of Dallas, Dallas County, Texas, said tract being a portion of Lot 1A, Block 1/6368 of Mobil Place Addition No. 2, an addition to the City of Dallas as recorded in Volume 2003041, Page 76 Deed Records of Dallas County, Texas (D.R.D.C.T.).  Said tract also being a portion of the property conveyed to Mobil Oil Corporation by deed recorded in Volume 81243, Page 1216 D.R.D.C.T. and being more particularly described as follows:

BEGINNING at a TxDOT aluminum monument found at the intersection point of the southerly right-of-way line of Stemmons Freeway (Interstate Highway 35E) (a variable width right-of-way) and the westerly right-of-way line of Pegasus Park Drive, said point being the most northerly northeast corner of said Lot 1A;

THENCE South 08°05'35" East, departing the southerly right-of-way line of said Stemmons Freeway (Interstate Highway 35E), and along the westerly right-of-way line of said Pegasus Park Drive and the easterly line of said Lot 1A, for a distance of 23.47 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for the beginning of a tangent curve to the left with a radius of 85.00 feet, a central angle of 49°47'56" and a chord which bears South 32°59'33" East, for a distance of 71.57 feet;

THENCE along said curve, the southwesterly right-of-way line of said Pegasus Park Drive and the northeasterly line of said Lot 1A, for an arc length of 73.88 feet to a 1/2" iron rod found for a point of tangency for end of said curve;

THENCE South 57°53'31" East, along the southwesterly right-of-way line of said Pegasus Park Drive and the northeasterly line of said Lot 1A, for a distance of 252.58 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for an angle point in said right-of-way line of Pegasus Park Drive and said line of Lot 1A;

THENCE South 46°51'08" West, for a distance of 3.07 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for an angle point in said right-of-way line of Pegasus Park Drive and said line of Lot 1A;

THENCE South 57°55'21" East, along the southwesterly right-of-way line of said Pegasus Park Drive and the northeasterly line of said Lot 1A, for a distance of 27.44 feet to a TxDOT aluminum monument found for the beginning of a tangent curve to the left with a radius of 194.47 feet, a central angle of 13°42'05" and a chord which bears South 64°46'24" East, for a distance of 46.39 feet;

THENCE along said curve, the southwesterly right-of-way line of said Pegasus Park Drive and the northeasterly line of said Lot 1A, for an arc length of 46.50 feet to a capped iron rod found for a point of tangency for end of said curve;

THENCE South 71°37'26" East, along the southwesterly right-of-way line of said Pegasus Park Drive and the northeasterly line of said Lot 1A, for a distance of 382.97 feet to a capped iron rod found for the beginning of a tangent curve to the right with a radius of 20.00 feet, a central angle of 51°28'53" and a chord which bears South 45°53'00" East, for a distance of 17.37 feet;

THENCE along said curve, the southwesterly right-of-way line of said Pegasus Park Drive and the northeasterly line of said Lot 1A, for an arc length of 17.97 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for a point of tangency for end of said curve, from which a capped iron rod found for reference bears South 77°41'54" West for a distance of 1.45 feet;

THENCE South 09°49'16" East, along the westerly right-of-way line of said Pegasus Park Drive and the easterly line of said Lot 1A, for a distance of 43.55 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for the beginning of a non-tangent curve to the left from which a capped iron rod found for reference bears South 79°08'12" West for a distance of 1.29 feet, said curve with a radius of 50.00 feet, a central angle of 168°32'16" and a chord which bears South 15°38'12" East, for a distance of 99.50 feet;

THENCE along said curve, the westerly right-of-way line of said Pegasus Park Drive and the easterly line of said Lot 1A, for an arc length of 147.08 feet to an "X" cut set for a point of tangency for end of said curve;

EXHIBIT J, Form of SNDA - Page J-2

THENCE South 80°05'40" West departing said westerly right-of-way line, a distance of 232.11 feet to an iron rod set for corner;

THENCE South 09°48'02" East a distance of 217.97 feet to an iron rod set for corner;

THENCE North 80°11'58" East a distance of 53.60 feet to an iron rod set for corner;

THENCE South 09°48'02" East a distance of 14.96 feet to an iron rod set for corner;

THENCE North 80°11'58" East a distance of 15.59 feet to an iron rod set for corner;

THENCE South 09°48'02" East a distance of 217.04 feet to an iron rod set for corner said corner also being in the north right-of-way line of Irving Boulevard (a variable width public right-of-way);

THENCE South 80°11'58" West, along the northerly right-of-way line of said Irving Boulevard a distance of 946.92 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for the beginning of a tangent curve to the right with a radius of 2,799.79 feet, a central angle of 07°15'18" and a chord which bears North 83°49'37" East, for a distance of 354.28 feet;

THENCE along said curve, along the northerly right-of-way line of said Irving Boulevard and the southerly line of said Lot 1A, for an arc length of 354.52 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for a point of non-tangency for end of said curve, said point also beginning the southerly end of a corner clip at the intersection of the northerly right-of-way line of said Irving Boulevard and the easterly right-of-way line of Lakawana Street a (60' width right-of-way) from which a 1/2" iron rod found for reference bears South 87°37'37" West for a distance of 10.11 feet;

THENCE North 46°00'18" West, departing the northerly right-of-way line of said Irving Boulevard, and along said corner clip, for a distance of 13.78 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for the northerly end of said corner clip, said point also being in the easterly right-of-way line of said Lakawana Street and the westerly line of said Lot 1A;

THENCE North 00°26'00" East, along the easterly right-of-way line said Lakawana Street and the westerly line of said Lot 1A, for a distance of 112.37 feet to a capped iron rod found for the beginning of a tangent curve to the right with a radius of 98.77 feet, a central angle of 47°31'39" and a chord which bears North 24°17'26" East, for a distance of 79.60 feet;

THENCE along said curve, the southeasterly right-of-way line said Lakawana Street and the northwesterly line of said Lot 1A, for an arc length of 81.93 feet to a capped iron rod found for a point of tangency for end of said curve;

THENCE North 48°02'40" East, along the southeasterly right-of-way line said Lakawana Street and the northwesterly line of said Lot 1A, for a distance of 275.56 feet to a capped iron rod found for an angle point in said Lot 1A and also being the intersection point of said right-of-way line of Lakawana Street and the northeasterly right-of-way line of Iron Ridge Street (a 60' width right-of-way);

THENCE North 41°57'30" West, departing the southeasterly right-of-way line of said Lakawana Street, and along the northeasterly right-of-way line of said Iron Ridge Street and the southwesterly line of said Lot 1A, for a distance of 259.91 feet to a 5/8" iron rod found for an angle point in said Lot 1A and also being the southerly corner of Lot 1, Block 1/6368 of Expressway Industrial District, an addition to the City of Dallas, Dallas County, Texas as recorded in Volume 117, Page 2150 of the Plat Records of Dallas County, Texas;

THENCE North 48°02'28" East, departing the northeasterly right-of-way line of said Iron Ridge Street, and along the southeasterly line of said Expressway Industrial District addition and the northwesterly line of said Lot 1A , for a distance of 492.28 feet to an "X" cut set for an angle point in said Lot 1A and also being the easterly corner of Lot 5 of said Expressway Industrial District addition;

EXHIBIT J, Form of SNDA - Page J-3

THENCE North 41°57'59" West, along the northeasterly line of said Lot 5 and the southwesterly line of said Lot 1A, for a distance of 244.76 feet to a 1/2" iron rod found for the most northerly northwest corner of said Lot 1A and the northerly corner of said Lot 5, said point also being in the southeasterly right-of-way line of Commonwealth Drive (State Highway 356) (a 224' width right-of-way);

THENCE North 62°17'34" East, along the southeasterly right-of-way line of said Commonwealth Drive (State Highway 356) and the northwesterly line of said Lot 1A, for a distance of 114.33 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for a point for corner;

THENCE North 73°12'35" East, along the southeasterly right-of-way line of said Commonwealth Drive (State Highway 356) and the northwesterly line of said Lot 1A, for a distance of 132.73 feet to a 3" aluminum monument stamped "MOBIL PLACE ADDITION NO. 3" set for a point for corner, said point also being the intersection point of said right-of-way line of Commonwealth Drive (State Highway 356) and the southerly right-of-way line of aforementioned Stemmons Freeway (Interstate Highway 35E);

THENCE North 81°59'01" East, departing the southeasterly right-of-way line of said Commonwealth Drive (State Highway 356), and along the southerly right-of-way line of said Stemmons Freeway (Interstate Highway 35E) and the northerly line of said Lot 1A, for a distance of 155.84 feet to the POINT OF BEGINNING and containing 1,011,100 square feet or 23.212 acres of land.

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